                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE l4A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /  /

Check the appropriate box:

/  /     Preliminary Proxy Statement
/  /     Confidential, for Use of the Commission Only (as permitted by
          Rule l4a--6(e) (2))
/X /     Definitive Proxy Statement
/  /     Definitive Additional Materials
/  /     Soliciting Material Pursuant to 240.14a-ll(c) or 240.14a--12


                              NEOWARE SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X /     No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         1)     Title of each class of securities to which transaction applies:

                --------------------------------------------------------------
         2)     Aggregate number of securities to which transaction applies:

                --------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                --------------------------------------------------------------
         4)     Proposed maximum aggregate value of transaction:

                --------------------------------------------------------------
         5)     Total fee paid:

                --------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

--------------------------------------------------------------------------------
2)       Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
3)       Filing Party:

--------------------------------------------------------------------------------
4)       Date Filed:

--------------------------------------------------------------------------------

                              Neoware Systems, Inc.
                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406







                                                              April 19, 2000


TO OUR STOCKHOLDERS:

         You are cordially invited to attend the Annual Meeting of Stockholders to be held on Tuesday, May 16, 2000, at 10:00 a.m., at the offices of the Company, 400 Feheley Drive, King of Prussia, Pennsylvania 19406.

         The accompanying Notice of Meeting and Proxy Statement describe the matters to be acted upon during the Annual Meeting. You are welcome to present your views on these items and other subjects related to the Company's operations. Your participation in the activities of the Company is important, regardless of the number of shares you hold.

         To ensure that your shares are represented at the Annual Meeting, whether or not you are able to attend, please complete the enclosed proxy and return it to us in the postage-paid envelope.

         I hope you will attend the Annual Meeting.


                                                        Sincerely,


                                                    /s/ Arthur R. Spector
                                                        -----------------------
                                                        Arthur R. Spector
                                                        Chairman of the Board

                              NEOWARE SYSTEMS, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 16, 2000




TO THE STOCKHOLDERS:

         The Annual Meeting of the Stockholders of Neoware Systems, Inc. (the "Company"), a Delaware corporation, will be held on Tuesday, May 16, 2000, at 10:00 a.m., at the offices of the Company, 400 Feheley Drive, King of Prussia, Pennsylvania, for the following purposes:

         1.       To elect five Directors of the Company.

         2.       To approve an amendment to the Company's 1995 Stock Option
                  Plan.

         3. To vote upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending June 30, 2000.

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Stockholders of record at the close of business on April 18, 2000 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         All stockholders are cordially invited to attend the Annual Meeting in person, but whether or not you plan to attend, please promptly sign, date and mail the enclosed proxy in the return envelope. Returning your proxy does not deprive you of the right to attend the Annual Meeting and vote your shares in person.

                                             By Order of the Board of Directors,


                                         /s/ Vincent T. Dolan
                                             ----------------------------------
                                             Vincent T. Dolan
                                             Secretary


King of Prussia, Pennsylvania
April 19, 2000

                              NEOWARE SYSTEMS, INC.


                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------



         This Proxy Statement is furnished in connection with the solicitation of proxies at the direction of the Board of Directors of Neoware Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 16, 2000.

         Stockholders of record at the close of business on April 18, 2000 will be entitled to vote at the Annual Meeting. At the close of business on April 18, 2000, 10,054,355 shares of the Company's $0.001 par value common stock
("Common Stock") were outstanding. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares, is necessary to constitute a quorum for the meeting. A stockholder is entitled to one vote for each share of Common Stock held by such stockholder. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum. This Proxy Statement and the enclosed form of proxy are being mailed to the Company's stockholders on or about April 19, 2000.

         Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the Meeting if the proxy is returned to the Company properly executed and in sufficient time to permit the necessary examination and tabulation before a vote is taken. A proxy may be revoked at any time prior to its exercise by giving written notice to the Secretary of the Company, by giving a later dated proxy, or by voting in person at the meeting. Mere attendance at the Annual Meeting will not revoke the proxy. Any specific instructions indicated on your proxy will be followed. Unless contrary instructions are given, your proxy will be voted FOR each of the proposals described in this Proxy Statement and in the discretion of the proxy holders on such other business as may properly come before the Annual Meeting.

         Brokers holding shares for beneficial owners must vote their shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers may vote these shares in their discretion, except if they are precluded from exercising their voting discretion on certain proposals pursuant to the rules of the New York Stock Exchange. In such a case, the broker may not vote on the proposal absent specific voting instructions. This results in what is known as a "broker non-vote." A broker non-vote has the effect of a negative vote when a majority of the shares issued and outstanding is required for approval of the proposal. A broker non-vote has the effect of reducing the number of required affirmative votes when a majority of the shares present and entitled to vote or a majority of the votes cast is required for approval of the proposal. The election of each nominee for director (Proposal 1) requires a plurality of votes cast. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election. Approval of the amendment to the Company's 1995 Stock Option Plan (Proposal 2) and the ratification of the selection of the auditors (Proposal 3) require the approval of a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting. Brokers are not precluded from voting uninstructed shares on Proposal 2, and therefore abstentions and broker non-votes have the effect of negative votes. Uninstructed shares may not be voted by brokers on Proposal 3, and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes on the approval of Proposal 3. The New York Stock Exchange determines whether brokers have discretionary authority to vote on a given proposal.

         The cost of proxy solicitation, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to beneficial owners of the Common Stock, will be paid by the Company. Proxies will be solicited without extra compensation by certain officers and regular employees of the Company by mail and, if found to be necessary, by telephone and personal interviews. All shares represented by valid proxies will be voted.


                              ELECTION OF DIRECTORS

         The By-Laws of the Company presently provide that the Board of Directors shall designate the number of directors constituting the Board of Directors. Currently, that number has been fixed by the Board of Directors at five for the election of directors at the 1999 Annual Meeting. All of the directors have been selected by the Board of Directors to be elected at the meeting to serve for one-year terms expiring at the next Annual Meeting and until their respective successors are elected and qualified.

         The names and biographical summaries of the five persons who have been nominated to stand for election at the Annual Meeting appear below.

         All nominees have indicated that they are willing and able to serve as directors if elected. In the event that any nominee should become unavailable, the proxy will be voted for the election of any substitute nominee designated by the Board of Directors.

         The Board of Directors recommends that you vote FOR the election of each of the nominees for director.

         The following biographical information is furnished as to each person nominated for election as a director.

              Name           Age                  Position
              ----           ---                  --------

 Arthur R. Spector (1)       59       Chairman of the Board
 Michael G. Kantrowitz       39       President and Chief Executive Officer and
                                      Director
 John M. Ryan (1)(2)         64       Director
 Carl G. Sempier (2)         68       Director
 Christopher G. McCann       39       Director

 -------------------

         (1)      Member of the Compensation and Stock Option Committee
         (2)      Member of the Audit Committee

         Mr. Spector has been Chairman of the Board of the Company since its inception. He has been a Managing Director and a general partner of the management company of Safeguard International Fund, L.P. since March 1998. Mr. Spector served as Managing Director of TL Ventures, a venture capital firm, from January 1997 until March 1998. Mr. Spector also served as President and Chief Executive Officer of the Company from inception until March 2, 1995, the date of the consummation of the merger (the "Merger") of the Company with Human Designed Systems, Inc. ("HDS"), and from May 1996 to June 1997. He was affiliated with Safeguard Scientifics, Inc. from January 1993 until December 1996. From July 1992 until May 1995, he was Vice Chairman of Casino & Credit Services, Inc., a company which operated nationwide debt collection and credit database businesses. From October 1991 until December 1996, Mr. Spector served as Chief Executive Officer and a director of Perpetual Capital Corporation, a merchant banking organization. Mr. Spector is also a Director of USDATA Corporation, a developer of software tools for real-time data collection and control, DocuCorp International, Inc., a developer of document automation software, Metallurg, Inc., Metallurg Holdings, Inc. and Broadreach Consulting, Inc. (formerly The Reohr Group, Inc.).

         Mr. Kantrowitz has been President and Chief Executive Officer of the Company since February 14, 2000, and a Director of the Company since March 2, 1995. He served as Executive Vice President of the Company from March 2, 1995 until February 14, 2000. Prior to that, Mr. Kantrowitz was an employee of HDS from 1983, holding the positions of Executive Vice President from 1991 until March 1995 and Vice President of Marketing and Sales from 1987 until 1991. Prior to joining HDS, Mr. Kantrowitz held positions with Raytheon Company and Adage Corporation.

         Mr. Ryan has served as a director of the Company since March 2, 1995. He has been the principal in Devon Hill Ventures, a venture investing and consulting firm focusing on technology investments, since 1987. Mr. Ryan is also a director of Premier Research Worldwide, Ltd., and its subsidiary eResearch Technology, Inc., which provide Internet-based clinical development solutions to the pharmaceutical and medical device industries; and of a number of private companies, including Thermacore International, Inc. and two Internet commerce companies. From 1995 to 1997, he was Chairman and acting CEO of DLB Systems, Inc., which was sold to Premier Research Worldwide in 1997. Mr. Ryan was the founder of SunGard Data Systems, Inc., a publicly-held computer services company, and served as its Chairman and Chief Executive Officer from 1976 to 1987.

         Mr. Sempier has served as a director of the Company since March 2, 1995. He has been associated with Safeguard Scientifics, Inc. since 1990 and currently serves as Vice Chairman of Safeguard International Group, Inc. Mr. Sempier also serves as Managing Director of Ditec AG Germany, an information technology services company. From 1980 until his retirement in 1988, he was the President and Chief Executive Officer of Mannington Mills, Inc., a manufacturer of flooring. He is also a director of Premier Solutions Limited, a supplier of asset management solutions to financial institutions, and Tangram Enterprise Solutions, Inc., a publicly-traded company providing network and connectivity software to corporations and government entities.

         Mr. McCann has been Senior Vice President of 1-800-FLOWERS.COM, a florist company which operates nationwide through franchised retail stores, telecenters and the Internet, since 1988. Mr. McCann is responsible for overseeing operations of 1-800-FLOWERS.COM's telecenters and franchised stores and for its Interactive Services Division. Prior to his association with 1-800-FLOWERS.COM, he was President of Flora Plenty, a floral retail chain located in the New York metropolitan area. See "Certain Transactions."

Section 16(a) Beneficial Ownership  Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission reports about their beneficial ownership of the Company's Common Stock. All such persons are required by the Commission to furnish the Company with copies of all reports that they file.

         Based solely upon a review of the copies of such reports furnished to the Company, or written representations from certain reporting persons that no other reports were required, the Company believes that during the fiscal year ended June 30, 1999, all of its officers, directors and persons who own more than ten percent of the Company's Common Stock complied with all filing requirements applicable to them.

Board of Directors and Committees

         The Company's Board of Directors held ten meetings during the year ended June 30, 1999. Each of the current directors attended at least 80% of the meetings of the Board and Committees on which they serve held during the period for which such persons have been directors or committee members.

         The standing committees of the Board of Directors are the Compensation and Stock Option Committee and the Audit Committee. Each committee held two meetings during the year ended June 30, 1999.

         The responsibilities of the Compensation and Stock Option Committee include the review of compensation practices, the determination of salaries and bonus awards of executive officers and the administration of the Company's 1995 Stock Option Plan.

         The duties of the Audit Committee include the selection of independent accountants subject to the approval of the stockholders, the review of the scope and results of the audit and the review of the organization and scope of the Company's internal auditing and financial controls.

Compensation of Directors

         Directors (other than those who are employees of the Company) receive a cash payment of $1,000 for each Board meeting attended, and receive a one-time grant of 10,000 options upon a director's initial election. Thereafter non-employee directors receive an annual grant of 5,000 options.

Compensation Committee Interlocks and Insider Participation

         Arthur R. Spector, Chairman of the Board of Directors, became a member of the Compensation and Stock Option Committee in February 2000. Mr. Spector served as the President and Chief Executive Officer of the Company from inception until March 2, 1995, the date of the consummation of the Merger, and from May 1996 to June 1997.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning the compensation paid during the fiscal years ended June 30, 1999, 1998 and 1997 to the Company's Chief Executive Officer and each of the Company's three other most highly compensated executive officers whose total salary and bonus earned during the 1999 fiscal year exceeded $100,000.

         Summary Compensation Table

                                                  Annual Compensation                        Long Term Compensation
                                           -----------------------------------        ---------------------------------
                                                                  Other Annual        Securities
           Name and            Fiscal                             Compensation        Underlying     All Other
      Principal Position       Year        Salary($)   Bonus($)   $(1)                Options(#)(2)  Compensation ($)
      ------------------       ----        ---------   --------   -------------       -------------  ----------------
Edward C. Callahan, Jr.(2)     1999       189,000        ---          ---             385,000  (3)       500   (4)
President and                  1998       210,000     42,000          ---             385,000  (3)       ---
Chief Executive Officer        1997         8,077     60,000          ---             385,000            ---

Michael G. Kantrowitz (2)      1999       151,099        ---          ---             270,000  (3)       500   (4)
Executive Vice President       1998       168,210        ---          ---             220,000  (3)     1,081   (4)
(President and Chief           1997       150,000     62,999          ---              20,000          3,000   (4)
Executive Officer
beginning February 14,
2000)

Edward M. Parks                1999       129,338        ---          ---             200,000  (3)       500   (4)
Vice President of              1998       134,231        ---          ---             170,000  (3)     1,450   (4)
Engineering                    1997       130,000     32,570          ---              20,000          2,600   (4)

Steven Ahlbom                  1999       109,417        ---          ---             125,000  (3)       500   (4)
Vice President of              1998       114,171        ---          ---             110,000  (3)     1,573   (4)
Operations                     1997       111,134     15,875          ---              20,000          2,223   (4)


      (1) Amount does not exceed the lesser of $50,000 or 10% of total salary and bonus.
      (2) Mr. Callahan served as President and Chief Executive Officer until February 14, 2000, the date that Mr. Kantrowitz became President and Chief Executive Officer.
      (3) Includes options reissued as replacements for prior options which were canceled as a result of a repricing program as follows:
             Mr. Callahan, 385,000 options; Mr. Kantrowitz, 220,000 options;
             Mr. Parks, 170,000 options; and Mr. Ahlbom, 110,000 options.
      (4)    Consists of amounts contributed by the Company under the 401(k)
             Plan.

  Option Grants During 1999 Fiscal Year

                                                                                               Potential Realization Value at
                                                                                               Assumed Annual Rates of
                                                                                               Stock Price Appreciation for
                                   Individual Grants                                           Option Term(1)
     ------------------------------------------------------------------------------------    --------------------------------
                                   No. of
                                Securities        % of Total
                                Underlying     Options Granted
                                  Options        to Employees      Exercise    Expiration
               Name             Granted (#)     in Fiscal Year     Price($)       Date          0%($)      5%($)      10%($)
     -----------------------   ------------     --------------     --------      ------      ----------  --------    -------
Edward C. Callahan, Jr.         385,000 (2)         29.7            1.06        08/28/03       ---       520,851      657,249
Michael G. Kantrowitz           220,000 (2)         17.0            1.06        03/03/03       ---       297,629      375,571
                                 50,000              3.9            1.06        08/28/03       ---        67,643       85,357
Edward M. Parks                 170,000 (2)         13.1            1.06        03/03/03       ---       229,986      290,214
                                 30,000              2.3            1.06        08/28/03       ---        40,586       51,214
Steven Ahlbom                   110,000 (2)          8.5            1.06        03/03/03       ---       148,814      187,785
                                 15,000              1.2            1.06        08/28/03       ---        20,293       25,607
Executive Group(3)              500,000 (2)          ---            1.06           08/03       ---           ---          ---
                                145,000              ---       1.06-1.63      08/03-1/04       ---           ---          ---
Non-Executive Director Group(4)  30,000              ---       0.94-1.13     12/04-01/05       ---           ---          ---
Non-Executive Officer Group(5)   73,500 (2)          ---            1.06           08/03       ---           ---          ---
                                163,500              ---        .84-3.00     07/03-06/04       ---           ---          ---

      (1) These amounts, based on assumed appreciation rates of 0%, 5% and 10% prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.
      (2) Reflects a replacement option issued as a part of a repricing program. See "Compensation and Stock Option Report on Repricing."
      (3) All current executive officers as a group.
      (4) All current directors who are not executive officers as a group.
      (5) All employees, including all current officers who are not executive officers, as a group.

 Aggregated Option Exercises During 1999 Fiscal Year and Fiscal Year-End Option Values

      The following table provides information related to options exercised by the named executive officers during fiscal 1999 and the number of the Company's options held at fiscal year-end.

                                                                          Number of Securities
                                                                         Underlying Unexercised          Value of Unexercised
                                                                               Options at                 In-the-Money Options
                                                                           Fiscal Year-End(#)          at Fiscal Year End ($)(1)
                         Shares Acquired       Value                      --------------------        --------------------------
      Name                on Exercise(#)   Realized($)(1) Exercisablesable Uexercisablesable Exercisablesable Uexercisablesable
--------------------------------------------------------------------------------------------------------------------------------
Edward C. Callahan, Jr.        ---             ---            96,250           288,750            30,800           92,400

Michael G. Kantrowitz          ---             ---           138,350           131,650            44,272           42,128

Edward M. Parks                ---             ---           125,000            75,000            40,000           24,000

Steven Ahlbom                  ---             ---            70,000            55,000            22,400           17,600

         (1) Value based on the closing price of $1.375 on June 30, 1999, less the option exercise price.

Ten-Year Option Repricings

  The following table summarizes certain information concerning the repricing of options to buy the Company's Common Stock held by all executive officers.

                                               Number of
                                              Securities          Market Price of                       Length of Original
                             Date of          Underlying           Stock at Time           New          Term Remaining at
           Name             Repricing      Options Repriced        of Repricing       Exercise Price    Date of Repricing
           ----             ---------      ----------------        ------------      ---------------    -----------------
Edward C. Callahan, Jr.      03/03/98           385,000               $2.313              $3.00         4 yrs. 3 mos.
                             08/28/98           385,000               $1.063              $1.063        4 yrs. 7 mos.

Michael G. Kantrowitz        03/03/98           200,000               $2.313              $3.00         2 yrs.
                             03/03/98            20,000               $2.313              $3.00         3 yrs. 7 mos.
                             08/28/98           220,000               $1.063              $1.063        4 yrs. 7 mos.

Edward M. Parks              03/03/98           100,000               $2.313              $3.00         2 yrs. 1 mo.
                             03/03/98            20,000               $2.313              $3.00         3 yrs. 7 mos.
                             08/28/98           120,000               $1.063              $1.063        4 yrs. 7 mos.
                             08/28/98            50,000               $1.063              $1.063        4 yrs. 10 mos.

Steven Ahlbom                03/03/98            70,000               $2.313              $3.00         2 yrs. 1 mo.
                             03/03/98            20,000               $2.313              $3.00         3 yrs. 7 mos.
                             08/28/98            90,000               $1.063              $1.063        4 yrs. 7 mos.
                             08/28/98            20,000               $1.063              $1.063        4 yrs. 10 mos.

Compensation and Stock Option Committee Report on Option Repricing

         Notwithstanding anything to the contrary set forth in any of the Company's filings under the securities acts, which incorporates this Proxy Statement, the following report on option repricing shall not be incorporated into any such filings.

         During fiscal 1999, the Compensation and Stock Option Committee (the "Committee") reviewed the exercise prices of outstanding stock options, which ranged from $3.00 to $6.875, as they related to the current market price of approximately $1.00 per share of Common Stock and concluded that such a disparity in prices substantially defeated the purposes of the stock option program to attract, retain and provide meaningful financial incentives to employees who contribute to the continued growth, development and long-term success of the Company. In light of these circumstances, the Company determined that it was in the best interest of the Company and its stockholders to adjust the exercise prices of certain stock options which were then "out-of-the-money" to restore the equity incentive which the options were originally intended to provide. Accordingly, on August 28, 1998, the Committee reviewed the exercise price of outstanding stock options in relation to the current market price of approximately $1.00 per share of Common Stock. As a result of that review and a review of the competitive environment for experienced software management and engineers in relation to the Company's financial situation, the Committee determined that replacing the existing options having exercise prices higher than market value with options at fair market value was necessary to retain key employees and have such employees exert maximum efforts on behalf of the Company. The Committee extended to key employees (including the four named executive officers but excluding non-employee directors) the opportunity to receive new options under the Plan, exercisable at the $1.063 market price on the date of grant, upon the cancellation of the optionee's existing options. All other terms and conditions of the existing options, including vesting, remained the same. See "Option Grants in Fiscal Year Ended June 30, 1999" for information regarding the options granted to the named executive officers.

         The Compensation and Stock Option Committee

         John M. Ryan, Chairman
         Christopher G. McCann, (Resigned effective February 14, 2000) Arthur R. Spector, (Appointed effective February 14, 2000)

Agreements with Executive Officers and Change in Control Arrangements

         In connection with the appointment of Mr. Kantrowitz to the position of President and Chief Executive Officer, the Company entered into an agreement with Mr. Kantrowitz, effective on February 14, 2000, which provides for an annual salary of $210,000 and an annual bonus of up to 50% of his base salary as determined by the Board of Directors. The Company has granted to Mr. Kantrowitz options to acquire 130,000 shares at the fair market value on the date of grant. Mr. Kantrowitz is also provided with an automobile, at the Company's expense. Mr. Kantrowitz is entitled to severance benefits equal to his salary and health benefits, his annual bonus (pro rated for the portion of the year prior to his termination) if agreed-upon targets have been met at the time of termination, and use of his Company-provided automobile for one year in the event of his involuntary termination for reasons other than cause or upon a substantial reduction in his responsibilities or any change in his position as Chief Executive Officer. The Company has also agreed that in the event of a sale of the Company, if Mr. Kantrowitz is not offered employment by the new owners in a similar capacity heading a business unit reporting directly to the Chief Executive Officer or the Board of Directors or if he does not accept any other position that he is offered immediately following such transaction, he is entitled to payment equal to his base salary and health benefits, his annual bonus (pro rated for the portion of the year prior to his termination) if agreed-upon targets have been met at the time of termination, and use of his Company-provided automobile for one year, and to the acceleration of vesting of 50% of his stock options if the sale takes place in his first year of employment as Chief Executive Officer or 100% of his options if the sale occurs thereafter. The agreement also contains a non-competition and nonsolicitation agreement by Mr. Kantrowitz for the period during which payments are made by the Company and for a period of six months thereafter.

         Mr. Callahan resigned as President and Chief Executive Officer in February 2000 and in connection with his resignation entered into an agreement with the Company in which he agreed to release the Company from any claims he might have against the Company and to not compete with the Company until April 30, 2001. In return, the Company agreed to employ Mr. Callahan as a non-officer employee or, if he resigned prior to April 30, 2000, as a consultant until April 30, 2000 and to compensate him for his services based upon an annual rate equal to his current annual base salary of $210,000 plus benefits until April 30, 2000.

         In June 1999, the Company entered into an employment agreement with Edward Parks which provides for an annual base salary of $140,000. Mr. Parks is entitled to participate in the Company's employee bonus and stock option plans at the discretion of the Compensation and Stock Option Committee of the Board of Directors. The agreement contains confidentiality and non-competition agreements and permits either party to terminate the agreement with or without cause. If the Company terminates the agreement without cause during the first two years of its term, Mr. Parks is entitled to severance benefits equal to his then current annual base salary for a period of one year.

         Mr. Parks, Mr. Ahlbom and Vincent T. Dolan, Vice President-Finance and Administration, are also entitled to severance benefits in the event that they are not offered continued employment in the event of a change in control of the Company. Mr. Parks is entitled to a continuation of salary and benefits for a one-year period, Mr. Dolan is entitled to nine months salary and benefits and Mr. Ahlbom is entitled to six months of such benefits.

         Options granted under the Company's 1995 Stock Option Plan contain provisions pursuant to which all outstanding options granted under such plan shall become fully vested and immediately exercisable upon a "change in control" as defined in such plan.


                     COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The Compensation and Stock Option Committee (the "Committee") of the Board of Directors establishes the general compensation policies and specific compensation levels regarding salaries and the award of stock options under the Company's 1995 Stock Option Plan. The Committee currently consists of two non-employee directors.

         The Company's compensation program includes annual salary and incentive compensation, consisting of bonuses and possible long-term incentives, in the form of stock options, designed to attract, motivate and retain highly qualified executives who will effectively manage the Company and maximize stockholder value. In establishing total compensation, the Committee considers individual and Company performance. The Committee also informally reviews compensation levels of companies that are known to the Committee members and published compensation data of other technology companies, although the Committee does not make formal comparisons with peer group companies. In making its determinations as to all executive officers other than the Chief Executive Officer, the Committee considers the recommendations of the Chief Executive Officer.

Annual Compensation

         Annual salary levels are established based upon an evaluation of individual and company performance. The Committee's policy is to review the Company's performance, including the Company's revenues, as compared to goals, and the introduction of new products, and an individual's contribution to the Company's performance. An individual's performance is evaluated based upon the subjective judgment of his or her contributions to the achievement by the Company of its goals. As discussed above, the Committee also informally reviews compensation levels of other companies. The Committee does not assign relative weights to these factors and does not use specific criteria to evaluate individual performance, but instead makes a determination based upon all of the factors and the progress that the Company has made with respect to its goals and strategies. For fiscal 1999, the Committee, on the recommendation of Mr. Callahan, decided to reduce the annual salaries of the executive officers as a result of the Company's having incurred a loss for the second consecutive year. The Committee believed that this action was consistent with the Company-wide salary freeze and employee layoffs that took place during the year.

         The Committee bases incentive compensation, which consists of bonuses, on the Company achieving targets based on increased revenue and income as compared to the previous year's performance and upon individual performance. These objectives are generally established at the beginning of the fiscal year. The Chief Executive Officer recommends bonuses for other executive officers based on whether the Company has achieved the targets, the responsibility level of the officer and the officer's contribution to the Company's goals. During fiscal 1999, the Company did not achieve the revenue and income targets. As a result, the Committee decided that no bonuses would be paid to the Company's executives for fiscal 1999. The Committee relies on the foregoing objective measures and exercises subjective judgment and discretion in light of these measures and the Company's general compensation policies and practices described above to determine bonuses.

Long-Term Compensation

         Long-term incentives are provided through the grant of stock options under the Company's stock option plan. The Committee reviews and approves the participation of executive officers of the Company under the Company's stock option plan. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. Options typically vest in four equal annual installments beginning one year from the date of grant and are exercisable at an exercise price equal to or greater than the fair market value of shares of the Common Stock on the date of grant. Stock options typically have been granted to executive officers when the executive first joins the Company and thereafter in connection with changes in the executive's level of responsibilities, in connection with the executive's past and anticipated future contributions to the Company and for other reasons at the Company's discretion. The size of option grants are generally based upon the executive officer's level of responsibility, long-term growth in responsibility, contribution to the achievement of the Company's goals and the number of options held by the individual at the time of the new grant. Through the grant of stock options, the objective of aligning executive officers' long-range interests with those of the stockholders are met by providing the executive officers with the opportunity to build a meaningful stake in the Company. The Committee evaluates the individual's and the Company's performance and performance and stock data of other similar technology companies, although it has not relied on formal comparisons, and exercises subjective judgment and discretion in view of this information and the Company's general compensation policies and practices. In fiscal 1999, 90% of the options granted to the executive officers were made in connection with a repricing program under which individual and group performance was not a consideration in identifying recipients of grants.

Chief Executive Officer Compensation

         In fiscal 1999, Mr. Callahan received a base salary of $189,000, which reflected a 10% reduction from his previous year's base salary which was established under his original employment arrangement. The Committee decided, consistent with a recommendation by Mr. Callahan, to reduce Mr. Callahan's salary along with the salaries of other executives as a result of the Company's financial performance. In addition, Mr. Callahan did not receive a bonus because the Company did not achieve its targeted revenue and income objectives. Mr. Callahan participated in the option repricing discussed under "Compensation and Stock Option Committee Report on Option Repricing."

Deductibility of Executive Compensation

         Federal tax laws impose requirements in order for compensation payable to certain executive officers to be fully deductible. The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code of compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

         The foregoing report has been furnished by the Compensation and Stock Option Committee of the Board of Directors. The membership of the Committee for fiscal 1999 was, and the current membership is, as follows:

         John M. Ryan, Chairman
         Christopher G. McCann, (Resigned effective February 14, 2000) Arthur R. Spector, (Appointed effective February 14, 2000)

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Company's Common Stock for the period July 1, 1994 to June 30, 1999 with similar returns for the (i) S&P Technology-500 and the S&P 500 Index.

                COMPARISON OF 52 MONTH CUMULATIVE TOTAL RETURN*
                AMONG NEOWARE SYSTEMS, INC., THE S & P 500 INDEX
                      AND THE S & P TECHNOLOGY SECTOR INDEX

                                                   Cumulative Total Return
                               -----------------------------------------------------------------
                                3/96       6/95        6/96        6/97        6/98        6/99


NEOWARE SYSTEMS, INC.           100          82         140         104          46          22
S & P 500                       100         113         142         191         249         306
S & P TECHNOLOGY SECTOR         100         130         154         235         315         520

* $100 INVESTED ON 3/3/95 IN STOCK OR ON 2/28/95
  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

                                       13

                              CERTAIN TRANSACTIONS

         Since July 1, 1998, 1-800-FLOWERS, of which Mr. McCann is the Senior Vice President, director and a principal shareholder, purchased $363,231 of products and services from the Company.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission reports about their beneficial ownership of the Company's Common Stock. All such persons are required by the Commission to furnish the Company with copies of all reports that they file.

         Based solely upon a review of the copies of such reports furnished to the Company, or written representations from certain reporting persons that no other reports were required, the Company believes that during the fiscal year ended June 30, 1999, all of its officers, directors and persons who own more than ten percent of the Company's Common Stock complied with all filing requirements applicable to them.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information regarding beneficial ownership of the shares of Common Stock of the Company as of March 20, 2000 by
(i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares of Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.


                                           Number of Shares        Percentage
        Principal Stockholders            Beneficially Owned  Beneficially Owned
        ----------------------            ------------------  ------------------
Arthur R. Spector .....................     152,000  (1)              2.3%
Michael G. Kantrowitz..................     315,630  (1)(2)           4.7%
Christopher G. McCann..................      17,500  (1)              *
John M. Ryan...........................      38,500  (1)              *
Carl G. Sempier   .....................      33,500  (1)              *
Steven B. Ahlbom.......................     110,897  (1)              1.7%

Edward M. Parks........................     209,414  (1)(3)           3.1%
Warren V. Musser (3)...................     350,000                   5.4%
Motorola, Inc. (4).....................     396,226                   6.1%
All Executive Officers and Directors
as a Group (8 persons).................     889,941  (1)(2)          12.0%
--------------------------
 *  Less than 1%

(1) Includes options exercisable within 60 days of March 20, 2000 to purchase the Company's Common Stock issued pursuant to the Company's 1995 Stock Option Plan: Mr. Spector, 32,500 shares; Mr. Kantrowitz, 160,000 shares; Mr. Ryan, 32,500 shares; Mr. Sempier, 32,500 shares; Mr. Ahlbom, 80,000 shares; Mr. Parks, 140,000 shares; Mr. McCann, 17,500 shares; all officers and directors as a group, 507,500 shares.
(2) Includes Warrants exercisable within 60 days of March 20, 2000 to purchase the Company's Common Stock: Mr. Spector, 29,500 shares; shares; Mr. Kantrowitz, 31,293 shares; Mr. Parks, 12,517 shares; all officers and directors as a group, 73,310 shares.
(3)  The stockholder's address is 435 Devon Park Drive, Building 800,
     Wayne, Pennsylvania 19087. This information is presented in reliance on information provided to the Company in April 2000 in connection with the preparation of its proxy statement.
(4)  The stockholder's address is 1303 East Algonquin Road,
     Schaumburg, Illinois 60196. The information is presented in reliance on information disclosed in a Schedule 13D filed with the Securities and Exchange Commission on July 7, 1998.


                           PROPOSAL TO AMEND THE 1995
                                STOCK OPTION PLAN

       At the meeting, there will be presented a proposal to approve an amendment to the Company's 1995 Stock Option Plan (the "1995 Plan"). The full text of the 1995 Plan, as proposed to be amended, is attached as Exhibit A. This amendment provides for an increase in the aggregate number of shares of Common Stock reserved for issuance from 1,500,000 shares to 2,500,000 shares.

       The Board of Directors believes that the granting of stock options is an effective method of recruiting and retaining valuable employees of the Company by providing an incentive to such persons and strengthening the identity of interests between such key employees and the Company. An increase in the aggregate number of shares of Common Stock reserved for issuance under the 1995 Plan is necessary to continue the Company's efforts to attract and retain qualified key executives, directors and other personnel, particularly to support a strategy of growth through hiring and acquisition. Accordingly, on April 14, 2000, the Board of Directors adopted, subject to stockholder approval, an amendment to increase the number of shares of Common Stock available under the 1995 Plan as described above.

Vote Required for Approval

       To be adopted, the amendment to the 1995 Plan must be approved by a majority of the outstanding shares of Common Stock represented and entitled to vote at the meeting.

       The Board unanimously recommends a vote FOR the adoption of the amendment to the 1995 Plan.

Description of the Plan

       Eligibility

       Those persons who are employees, officers, directors and independent contractors of particular merit of the Company are eligible to be selected by the committee (the "Committee") of the Board of Directors that administers the 1995 Plan. With respect to grants to non-employee directors, the Board of Directors makes the selections. No determination has been made with respect to future recipients of options under the 1995 Plan and it is not possible to specify the names or positions of the executive officers to whom options may be granted, or the number of shares to be covered by such options.

       Types of Options

       The 1995 Plan authorizes (i) the granting of incentive stock options ("Incentive Options") to purchase shares of the Company's Common Stock and (ii) the granting of nonqualified stock options ("Nonqualified Options") to purchase shares of the Company's Common Stock. Unless the context otherwise requires, the term "Option" includes both Incentive Options and Nonqualified Options.

       Administration

       Except as described below, the 1995 Plan is administered by the Compensation and Stock Option Committee (the "Committee") which currently consists of two non-employee members of the Board of Directors. The Committee in its sole discretion determines the eligible persons to be awarded Options, the number of shares subject thereto and the exercise price thereof, subject to certain limitations. In addition, the determinations and the interpretation and construction of any provision of the 1995 Plan by the Committee is final and conclusive. With respect to grants of options to non-employee directors, the 1995 Plan is administered by the Board of Directors.

       Common Stock Subject to the 1995 Plan

       A total of 1,500,000 shares of Common Stock (subject to adjustment as discussed below) have been reserved for sale upon exercise of Options granted under the 1995 Plan. As of the date hereof, 1,149,000 Options are outstanding under the 1995 Plan. The proposed amendment would increase the number of shares to 2,500,000.

       On April 14, 2000, the last sale price of the Common Stock on the NASDAQ SmallCap Market was $3.66 per share.

       Granting of Options

       As of the date hereof, there were 36 employees and four non-employee directors who were eligible to receive Options under the 1995 Plan. Except as described below, the Committee grants Options from time to time in its discretion. Except as described below, no determination has been made as to the number of Options that may be allocated to the individuals named in the Summary Compensation Table, current executive officers as a group, current directors who are not executive officers as a group, or all employees (including all current officers who are not executive officers) as a group, as a result of the amendment as set forth herein. The Company has agreed to grant options for 50,000 shares of Common Stock to the newly-appointed Vice President of Business Development. The options granted under the 1995 Plan in the 1999 fiscal year to the executive officers, non-executive directors and non-executive officers are set forth in the table entitled "Option Grants During 1999 Fiscal Year."

       The 1995 Plan also provides for automatic and discretionary grants of Options to non-employee directors of the Company. Directors receive Options for 10,000 shares of Common Stock upon becoming directors and Options for 5,000 shares of Common Stock on each January 1.

       Exercise Price of Options

       Options may not be granted with an exercise price per share that is less than the fair market value of a share of Common Stock at the date of grant. The Options granted to non-employee directors will have an exercise price equal to the fair market value of a share of Common Stock at the date of grant.

       Payment of Exercise Price

       The exercise price of an Option may be paid in cash, certified or cashier's check, by money order, personal check, the delivery of already owned Common Stock having a fair market value equal to the exercise price, or by the use of the cashless exercise features of the 1995 Plan, provided, however, that if the optionee acquired such stock directly or indirectly from the Company, he shall have owned such stock to be surrendered for six months prior to tendering such stock for the exercise of an Option.

       Special Provisions for Incentive Options

       An employee may receive more than one Incentive Option, but the maximum aggregate fair market value of the Common Stock (determined when the Incentive Option is granted) with respect to which Incentive Options are first exercisable by such employee in any calendar year cannot exceed $100,000. In addition, no Incentive Option may be granted to an employee owning directly or indirectly stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price is set at not less than 110% of the fair market value of the shares subject to such Incentive Option on the date of grant and such Incentive Option expires not later than five years from the date of grant.

       Transferability of Options

       No Incentive Option granted under the 1995 Plan is assignable or transferable, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may grant Nonqualified Options that are transferable without consideration, to immediate family members.

       Exercisability of Options

       The Committee, in its sole discretion, may limit the optionee's right to exercise all or any portion of an Option until one or more dates subsequent to the date of grant. The Committee also has the right, exercisable in its sole discretion, to accelerate the date on which all or any portion of an Option may be exercised. The 1995 Plan provides that upon the occurrence of certain changes in control, mergers or sales of substantially all of the assets of the Company, each Option shall immediately become exercisable in full.

       Expiration of Options

       The expiration date of an Option is determined by the Committee at the time of the grant, but in no event is an Option exercisable after the expiration of 10 years from the date of grant of the Option.

       If an optionee's employment is terminated for cause, all rights of such optionee under the 1995 Plan cease and the Options granted to such optionee become null and void for all purposes. The 1995 Plan further provides that in most instances an Option must be exercised by the optionee within 90 days after the termination of an optionee's employment with the Company (for any reason other than termination for cause, mental or physical disability or death), if and to the extent such Option was exercisable on the date of such termination. If the optionee is a director and is not otherwise employed by the Company, his Option must be exercised within 90 days of the date he ceases to be a director. The termination provisions of Options granted to optionees who are independent contractors are determined at the discretion of the Committee. Generally, if an optionee's termination of employment is due to mental or physical disability, the optionee will have the right to exercise the Option (to the extent otherwise exercisable on the date of termination) for a period of one year from the date on which the optionee suffers the mental or physical disability. If an optionee dies while actively employed by the Company, the Option may be exercised (to the extent otherwise exercisable on the date of death) within one year of the date of the optionee's death by the optionee's legal representative or legatee.

       As described above, an Option becomes exercisable in full upon the occurrence of certain corporate transactions.

       Expiration of the 1995 Plan

       The 1995 Plan will expire on March 2, 2005, and any Option outstanding on such date will remain outstanding until it has either expired or has been fully exercised.

       Adjustments

         The 1995 Plan provides for adjustments to the number of shares under which Options may be granted, to the number of shares subject to outstanding Options and to the exercise price of such outstanding Options in the event of a declaration of a stock dividend or any recapitalization resulting in a stock split-up, combination or exchange of the Company's Common Stock.

       Certain Corporate Transactions

       All outstanding Options automatically become immediately exercisable upon a change in control, as defined in the 1995 Plan. In general, a change in control is deemed to have occurred if existing members of the Board of Directors nominated by existing members cease to constitute a majority of the Board, any person becomes a 50% or more stockholder of the Company (unless the acquisition is approved by a majority of the existing members of the Board), the Company becomes a party to a merger in which it will not be the surviving company or the stockholders approve the disposition of all or substantially all of the assets, or 50% or more of the capital stock, of the Company.

       Amendments

       The Board may amend, suspend or terminate the 1995 Plan or any Option at any time subject to stockholder approval in certain instances, provided that such action may not, without the consent of the optionee, substantially impair the rights of an optionee under an outstanding Option. The Committee may not amend the 1995 Plan without further stockholder approval to increase the number of shares of Common Stock reserved for issuance, to change the class of employees eligible to participate in the 1995 Plan, to permit the granting of Options with more than a 10-year term or to extend the termination date of the 1995 Plan.

Federal Income Tax Consequences

       Grants of Options

       Under current tax laws, the grant of an Option will not be a taxable event to the recipient optionee and the Company will not be entitled to a deduction with respect to such grant.

       Exercise of Nonqualified Options and Subsequent Sale of Stock

       Upon the exercise of a Nonqualified Option, an optionee will recognize ordinary income at the time of exercise equal to the excess of the then fair market value of the Company's Common Stock received over the exercise price. The taxable income recognized upon exercise of a Nonqualified Option will be treated as compensation income subject to withholding and the Company will be entitled to deduct as a compensation expense an amount equal to the ordinary income an optionee recognizes with respect to such exercise. When shares of the Common Stock received upon the exercise of an Nonqualified Option subsequently are sold or exchanged in a taxable transaction, the holder thereof generally will recognize capital gain (or loss) equal to the difference between the total amount realized and the fair market value of the Common Stock on the date of exercise; the character of such gain or loss as long-term or short-term capital gain or loss will depend upon the holding period of the shares following exercise.

       Exercise of Incentive Options and Subsequent Sale of Stock

       The exercise of an Incentive Option will not be taxable to the optionee, and the Company will not be entitled to any deduction with respect to such exercise. However, to qualify for this favorable tax treatment of incentive stock options under the Code, the optionee may not dispose of the Common Stock acquired upon the exercise of an Incentive Option until after the later of two years following the date of grant or one year following the date of exercise. The surrender of shares of the Company's Common Stock acquired upon the exercise of an Incentive Option in payment of the exercise price of an Option within the required holding period for incentive stock options under the Code will be a disqualifying disposition of the surrendered shares. Upon any subsequent taxable disposition of the Company's Common Stock received upon exercise of an Incentive Option, the optionee generally will recognize long-term or short-term capital gain (or loss) equal to the difference between the total amount realized and the exercise price of the Option.

       If an Option that was intended to be an incentive stock option under the Code does not qualify for favorable incentive stock option treatment under the Code due to the failure to satisfy the holding period requirements, the optionee may recognize ordinary income in the year of the disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income an optionee shall recognize in the year of a disqualifying disposition shall be the lower of (i) the excess of the amount realized over the exercise price or (ii) excess of the fair market value of the Company's Common Stock at the time of the exercise over the exercise price. In addition, the optionee shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value on the Company's Common Stock at the time of the exercise. Such capital gain shall be taxable as long-term or short-term capital gain, depending on the optionee's holding period for such shares.

       Notwithstanding the favorable tax treatment of Incentive Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Option is generally treated in the same manner as a Nonqualified Option. Accordingly, an optionee must generally include in alternative minimum taxable income for the year in which an Incentive Option is exercised the excess of the fair market value of the date of exercise of the Company's Common Stock received over the exercise price. If, however, an optionee disposes of the Company's Common Stock acquired upon the exercise of an Incentive Option in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.


                         PROPOSAL TO RATIFY ACCOUNTANTS

       The Board of Directors has selected the firm of Arthur Andersen LLP as the Company's independent public accountants for the year ending June 30, 2000. The Board of Directors has proposed that the stockholders ratify the selection of Arthur Andersen LLP. The Company has requested that a representative of Arthur Andersen LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

         The Board of Directors recommends that you vote FOR the ratification of

Arthur Andersen LLP as independent public accountants.


                           STOCKHOLDERS PROPOSALS FOR
                               NEXT ANNUAL MEETING

       Any properly submitted proposal which a stockholder intends to present at the next Annual Meeting of Stockholders must be received by the Company by December 11, 2000 if it is to be included in the Company's proxy statement and form of proxy relating to the next Annual Meeting.

       Stockholders who wish to submit a proposal for consideration at the Company's next Annual Meeting of Stockholders, but who do not wish to submit the proposal for inclusion in the Company's proxy statement, must deliver a written copy of such proposal in accordance with the Company's bylaws no later than March 5, 2001.

                                    EXHIBIT A

                             1995 STOCK OPTION PLAN


                                     PART I
                     DEFINITIONS AND ADMINISTRATIVE MATTERS

SECTION 1.               Purpose; Definitions.
                         --------------------

       The purpose of the Neoware Systems , Inc.1995 Stock Option Plan (the "Plan") is to enable employees, officers, directors and independent contractors of Information Systems Acquisition Corporation ("the Company") to (i) own shares of stock in the Company, (ii) participate in the stockholder value which has been created, (iii) have a mutuality of interest with other stockholders and
(iv) enable the Company to attract, retain and motivate employees, officers, directors and independent contractors of particular merit.

       For the purposes of the Plan, the following terms shall be defined as set forth below:

       (a)      "Board" means the Board of Directors of the Company.

       (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

       (c) "Committee" means the Committee designated by the Board to administer the Plan.

       (d) "Company" means Neoware Systems , Inc., its Subsidiaries or any successor organization.

       (e) "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

       (f) "Disinterested Person" shall have the meaning set forth in the Rules.

       (g) "Eligible Independent Contractor" means an independent contractor hired by the Company who is neither an Employee of the Company nor a Non-Employee Director.

       (h) "Employee" means any person, including a director, who is employed by the Company and is compensated for such employment by a regular salary.

       (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (j) "Fair Market Value" means the per share value of the Stock as of any given date, as determined by reference to the price of the last traded share of Stock on the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System for such date or the next preceding date that Stock was traded on such market, or, in the event the Stock is listed on a stock exchange, the closing price per share of Stock as reported on such exchange for such date.

       (k) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

       (l) "Insider" means a Participant who is subject to Section 16 of the Exchange Act.

       (m) "Non-Employee Director" means any member of the Board who is not an Employee of the Company and is not compensated for employment by a regular salary.

       (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

       (o) "Participant" means an Employee, officer, Non-Employee Director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

       (p) "Plan" means the Information Systems Acquisition Corporation 1995 Stock Option Plan, as hereinafter amended from time to time.

       (q) "Rules" means Rule 16(b)(3) and any successor provisions promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

       (r) "Securities Act" shall mean the Securities Act of 1933, as amended.

       (s) "Securities Broker" means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(d) hereof.

       (t) "Stock" means the Common Stock of the Company, par value $.01 per share.

       (u) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

       (v) "Subsidiary" means any corporation owned, in whole or in part, by the Company.

SECTION 2.               Administration.
                         --------------

       2.1 Except as provided in Section 2.2, the portion of the Plan with respect to the grant of Options pursuant to Part II shall be administered by a Committee of not less than three Directors who shall be Disinterested Persons appointed by the Board and who shall serve at the pleasure of the Board; provided further, however, that, notwithstanding the foregoing, Part II of the Plan shall be administered by such number of Disinterested Persons as and to the extent required by the Rules.

       The Committee shall have the authority to grant pursuant to the terms of the Plan: Stock Options to Employees (including directors who are Employees) and officers of the Company, and Eligible Independent Contractors. In particular, the Committee shall, subject to the limitations and terms of the Plan, have the authority:

                (i) to select the officers, directors (who are Employees) and other Employees of the Company, and the Eligible Independent Contractors to whom Stock Options may from time to time be granted hereunder;

                (ii) to determine whether and to what extent incentive Stock Options are to be granted hereunder;

                (iii) to determine the number of shares to be covered by each such award granted hereunder;

                (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including the option or exercise price and any restrictions or limitations, based upon such factors as the Committee shall determine, in its sole discretion;

                (v) to determine whether and under what circumstances a Stock Option may be exercised and settled in cash or Stock or without a payment of cash;

                (vi) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the Participant; and

                (vii) to amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including amendments concerning exercise price changes, vesting acceleration or forfeiture waiver regarding any award or the extension of a Participant's right with respect to awards granted under the Plan, as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion.

       The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan, provided that the Committee may delegate to the Chief Executive Officer of the Company, or such other officer as may be designated by the Committee, the authority, subject to guidelines prescribed by the Committee, to grant Options to Employees and Eligible Independent Contractors who are not then subject to the provisions of
Section 16 of the Exchange Act, and to determine the number of shares to be covered by any such Option, and the Committee may authorize any one or more of such persons to execute and deliver documents on behalf of the Committee, provided that no such delegation may be made that would cause grants of Options to persons subject to Section 16 of the Exchange Act to fail to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons.

       No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Company's by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any by-law, agreement, vote of the stockholders or directors, or otherwise.

       2.2 The portion of the Plan with respect to the grant of Options to Non-Employee Directors pursuant to Part II shall be administered by the Board. The Board shall have the same authority with respect to the grant of Options to Non-Employee Directors under Part II to as is provided to the Committee pursuant to Section 2.1.

       2.3 The portion of the Plan with respect to the grant of Options pursuant to Part III shall be administered by the Board. Grants of Stock Options under
Part III of the Plan and the amount, price and timing of the awards to be granted will be automatic, as described in Part III hereof. All questions of interpretation of the Plan with respect to the grant of Options pursuant to Part III will be determined by the Board, and such determination shall, unless otherwise determined by the Board, be final and conclusive on all persons having any interest hereunder.

SECTION 3.               Stock Subject to the Plan.
                         -------------------------

       3.1 The aggregate number of shares of Stock that may be issued or transferred under the Plan is 2,500,000, subject to adjustment pursuant to
Section 3.2 below. Such shares may be authorized but unissued shares or reacquired shares. If the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards (taking into account the share counting requirements established under the Rules) equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended in accordance with the Rules or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options granted under the Plan terminate, expire or are canceled without having been exercised, such shares shall again be available for subsequent awards under the Plan.

       3.2 If any change is made to the Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding awards under the Plan, the Board or the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

       3.3 In any fiscal year of the Company, the maximum number of shares of Common Stock with respect to which Options may be granted to any Optionee shall not exceed 5% of the Common Stock outstanding, as adjusted for stock splits, stock dividends or other similar changes affecting the Common Stock.

SECTION 4.               Designation of Optionees.
                         ------------------------

                4.1 Except as provided below, Optionees under Part II of the Plan shall be selected, from time to time, by the Committee from among those Employees and Eligible Independent Contractors who, in the opinion of the Committee, occupy responsible positions and who have the capacity to contribute materially to the continued growth, development and long-term success of the Company and its Subsidiaries. Optionees under Part II may also be selected from among those Non-Employee Directors who, in the opinion of the Board, have the capacity to devote themselves to the Company's success.

                4.2 All Non-Employee Directors on the date of grant shall be eligible to receive Options under Part III of the Plan.


                                     PART II
            GRANTS TO EMPLOYEES AND ELIGIBLE INDEPENDENT CONTRACTORS

SECTION 5.               Stock Options.
                         -------------

       Any Stock Option granted under Part II of the Plan shall be in such form as the Committee or the Board may from time to time approve. Stock Options granted under Part II of the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

       The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. The Board shall have the authority to grant Non-Qualified Stock Options to Non-Employee Directors under Part II.

       Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under Section 422.

       Options granted hereunder shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee or the Board shall deem appropriate:

       5.1 Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee or the Board at the time of grant; provided, however, that the option price per share for any Stock Option shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.

                Any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of Fair Market Value per share on the date of the grant.

       5.2 Option Term. The term of each Stock Option shall be fixed by the Committee or the

Board, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any optionee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.

       5.3 Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee or the Board at or after grant. If the Committee or the Board provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee or the Board may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee or the Board shall determine, in its sole discretion.

       5.4 Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5.3, Stock Options may be exercised in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check, or such other instrument as the Committee or the Board may accept. As determined by the Committee or the Board, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee (based upon the Fair Market Value of a share of Stock on the business date preceding tender if received prior to the close of the stock market and at the Fair Market Value on the date of tender if received after the stock market closes); provided, however, that, (i) in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the optionee may be authorized only at the time the Option is granted and (ii) the Company may require that the Stock has been owned by the Participant for a minimum period of time specified by the Committee or the Board. In addition, if such unrestricted Stock was acquired through exercise of an Incentive Stock Option, such Stock shall have been held by the optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the date of exercise, or if such Stock was acquired through exercise of a Non-Qualified Stock Option or of an option under a similar plan of the Company, such Stock shall have been held by the optionee for a period of more than one year on the date of exercise, and further provided that the optionee shall not have tendered Stock in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Company within six calendar months of the date of exercise.

                To the extent permitted under the applicable laws and regulations, at the request of the Participant, and with the consent of the Committee or the Board, the Company shall permit payment to be made by means of a "cashless exercise" of an Option. Payment by means of a cashless exercise shall be effected by the Participant delivering to the Securities Broker irrevocable instructions to sell a sufficient number of shares of Stock to cover the cost and expenses associated therewith and to deliver such amount to the Company.

                No shares of Stock shall be issued until full payment therefor has been made. An optionee shall not have any right to dividends or other rights of a stockholder with respect to shares subject to the Option until such time as Stock is issued in the name of the optionee following exercise of the Option in accordance with the Plan.

       5.5 Stock Option Agreement. Each Option granted under this Plan shall be evidenced by an appropriate Stock Option agreement, which agreement shall expressly specify whether such Option is an Incentive Stock Option or a Non-Qualified Stock Option and shall be executed by the Company and the optionee. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee or the Board. Such terms and provisions may vary between optionees or as to the same optionee to whom more than one Option may be granted.

       5.6 Replacement Options. If an Option granted pursuant to the Plan may be exercised by an optionee by means of a stock-for-stock swap method of exercise as provided in 5.4 above, then the Committee or the Board may, in its sole discretion and at the time of the original Option grant, authorize the Participant to automatically receive a replacement Option pursuant to this part of the Plan. This replacement Option shall cover a number of shares determined by the Committee or the Board, but in no event more than the number of shares equal to the difference between the number of shares of the original Option exercised and the net shares received by the Participant from such exercise. The per share exercise price of the replacement Option shall equal the then current Fair Market Value of a share of Stock, and shall have a term extending to the expiration date of the original Option.
                The Committee or the Board shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement Options if it determines the continuance of such grants to no longer be in the best interest of the Company.

       5.7 Non-transferability of Options. No Stock Option shall be transferable by the optionee other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order, or as permitted under the Rules, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee or the Board may grant non-qualified Options that are transferable, without payment of consideration, to immediate family members (i.e., spouses, children and grandchildren) of the Optionee or to trusts for, or partnerships whose only partners are, such family members. The Committee or the Board may also amend outstanding non-qualified Options to provide for such transferability.

       5.8 Termination of Employment by Reason of Death. Unless otherwise determined by the Committee at or after grant, if any optionee dies during the optionee's period of employment by the Company, or during the periods referred to in Sections 5.9, 5.10 or 5.11, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

       5.9 Termination of Employment by Reason of Disability. Unless otherwise determined by the Committee at or after grant, if an optionee's employment by the Company terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

       5.10 Termination of Employment Upon Retirement. Unless otherwise determined by the Committee at or after grant, if an optionee's employment terminates due to retirement (as hereinafter defined), any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the date of retirement, or on such accelerated basis as the Committee may specify at grant, for a period of one-year (or such shorter period as the Committee may specify at grant) from the date of such retirement or until the expiration of the stated term of such Stock Option, whichever period is shorter. For purposes of this Section 5.10, "Retirement" shall mean any Employee retirement under the Company's retirement policy.

       5.11 Other Termination of Employment. Unless otherwise determined by the Committee at or after grant, in the event of termination of employment (voluntary or involuntary) for any reason other than death, Disability or retirement, or if an Employee is terminated for cause, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is shorter. If an Employee is terminated for cause, any Stock Option held by such Optionee shall terminate immediately.

       5.12 Incentive Stock Option Limitation. The aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company shall not exceed $100,000.

       5.13 Termination of Eligible Independent Contractors Options. The termination provisions of Options granted to Eligible Independent Contractors shall be determined by the Committee in its sole discretion.

       5.14 Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver Stock upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements.

                If the exercise of any Option is subject to the withholding requirements of applicable federal tax laws, the Committee, in its discretion (and subject to such withholding rules ("Withholding Rules") as shall be adopted by the Committee), may permit the optionee to satisfy the federal withholding tax, in whole or in part, by electing to have the Company withhold (or by delivering to the Company) shares of Stock, which Stock shall be valued, for this purpose, at their Fair Market Value on the date the amount of tax required to be withheld is determined (the "Determination Date"). Such election must be made in compliance with and subject to the Withholding Rules, and the Committee may not withhold shares of Stock in excess of the number necessary to satisfy the minimum federal income tax withholding requirements. If Stock acquired under the exercise of an Incentive Stock Option is used to satisfy such withholding requirement, such Stock must have been held by the optionee for a period of not less than the holding period described in Section 422(a)(1) of the Code on the Determination Date. If Stock acquired through the exercise of a Non-Qualified Stock Option or of an option under a similar plan is delivered by the optionee to the Company to satisfy such withholding requirement, such Stock must have been held by the optionee for a period of more than one year on the Determination Date. For Optionees subject to Section 16 of the Exchange Act, to the extent required by Section 16, the election to have Stock withheld by the Corporation hereunder must be either (a) an irrevocable election made six months before the Determination Date; or (b) an irrevocable election where both the election and the Determination Date occur during one of the ten-day periods beginning on the third business day following the date of release of the Company's quarterly or annual summary financial data and ending on the twelfth business day following such release.

       5.15 Issuance of Shares and Compliance with Securities Acts. Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the optionee a certificate for the Stock purchased pursuant to the exercise of the Option. At the time of any exercise of any Option, the Company may, if it shall deem it necessary and desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the optionee to represent in writing to the Company that it is his or her then intention to acquire the Stock for investment and not with a view to distribution thereof and that such optionee will not dispose of such Stock in any manner that would involve a violation of applicable securities laws. In such event, no Stock shall be issued to such holder unless and until the Company is satisfied with such representation. Certificates for shares of Stock issued pursuant to the exercise may bear an appropriate securities law legend.

       5.16 Termination of Non-Employee Directors Options. Section 11 of the Plan shall apply to the termination of Options granted to Non-Employee Directors under Part II.


                                    PART III
                        GRANTS TO NON-EMPLOYEE DIRECTORS

SECTION 6.               Grant of Options.
                         ----------------

       Options to purchase 10,000 shares of Common Stock, subject to adjustment as provided in Section 3.2 (the "Initial Options") and options to purchase 5,000 shares, subject to adjustments as provided in Section 3.2, (the "Annual Options"), shall be granted to Non-Employee Directors as follows:

                (a) Each Non-Employee Director on the 30th day after the stockholders of the Company have approved the Plan shall be granted an Initial Option.

                (b) Each Non-Employee Director who is not granted an Initial Option pursuant to Section 6(a), shall be granted an Initial Option on the first business day immediately following the date that such person is first elected or appointed to serve as a Non-Employee Director.

                (c) Each year on January 1, each Non-Employee Director on such date shall be granted an Annual Option.

SECTION 7.               Types of Options.
                         ----------------

       All options granted under Part III of the Plan shall be non-qualified Stock Options for purposes of the Code.

SECTION 8.               Option Price.
                         ------------

       The purchase price of each share of Stock issuable upon exercise of an Option will be equal to the Fair Market Value of the Stock on the date of grant.

SECTION 9.               Option Term and Rights to Exercise.
                         ----------------------------------

       9.1 Period of Option and Rights to Exercise. Except as set forth herein, each Non-Employee Director who receives options under this Plan must continue to hold office as a Non-Employee Director of the Company for six months from the date that the Initial Option is granted and six months from the date each Annual Option is granted before he can exercise any part thereof. Thereafter, subject to the provisions of the Plan, options will vest and be exercisable as follows:

                (a)      Initial Options.
                         ---------------

                         (i)     Each Initial Option will vest and be
       exercisable in full six months from the date of grant.

                         (ii) The right to exercise an Initial Option will expire on the fifth anniversary of the date on which the option was granted.
                         (iii) Once an Initial Option has become exercisable, such option may be exercised in whole at any time or in part from time to time until the expiration of the option, whether or not any option granted previously to the optionee remains outstanding at the time of such exercise.

                (b)      Annual Options.
                         --------------

                         (i) Each Annual Option will vest and be exercisable on a cumulative basis as to 2,500 shares beginning six months from the date of grant and 2,500 additional shares beginning on the first anniversary of the date of grant.

                         (ii) The right to exercise an Annual Option will expire on the fifth anniversary of the date on which the option was granted.

                         (iii) Once each installment of an Annual Option has become exercisable, it may be exercised in whole at any time or in part from time to time until the expiration of the option, whether or not an option granted previously to the optionee remains outstanding at the time of such exercise.

SECTION 10.  Payment of Option Price.
             -----------------------

       Payment or provision for payment of the purchase price shall be made as follows: (i) in cash or check; (ii) by exchange of Stock valued at its Fair Market Value on the date of exercise; (iii) by means of a cashless exercise procedure by the delivery to the Company of an exercise notice and irrevocable instructions to the Securities Broker to sell a sufficient number of shares of Stock to pay the purchase price of the shares of Common Stock as to which such exercise relates and to deliver promptly such amount to the Company; or (iv) by any combination of the foregoing.

       Where payment of the purchase price is to be made with shares of Stock acquired through exercise of a non-qualified Stock Option or of an option under a similar plan of the Company, such Stock shall have been held by the optionee for a period of more than one year on the date of exercise, and further provided that the optionee shall not have tendered Stock in payment of the exercise price of any other Option under the Plan or any other stock option plan of the Company within six calendar months of the date of exercise.

SECTION 11.  Termination of Service.
             ----------------------

       Upon cessation of service as a Non-Employee Director (for reasons other than retirement or death), including cessation of service due to physical or mental disability that prevents such person from rendering further services as a Non-Employee Director, only those options exercisable at the date of cessation of service shall be exercisable by the Non-Employee Director. Such options shall be exercisable for a period of three months from cessation of service of the Non-Employee Director or the expiration of the Option, whichever period is shorter.

       Upon the retirement or death of a Non-Employee Director, options shall be exercisable as follows:

                (a) Retirement. Upon retirement as a Non-Employee Director after the Non-Employee Director has served for at least six consecutive years as a director, all Options shall continue to be exercisable during their terms as if such person had remained a Non-Employee Director.

                (b) Death. In the event of the death of a Non-Employee Director while a member of the Board, or within the period after termination of service referred to in the first paragraph of Section 11, the Options granted to him shall be exercisable, to the extent then exercisable, for a period of one year from the date of the Non-Employee Director's death, or until the expiration of the Option, whichever period is shorter.

SECTION 12.  No Guaranteed Term of Office.
             ----------------------------

       Nothing in this Plan or any modification thereof, and no grant of an option, or any term thereof, shall be deemed an agreement or condition guaranteeing to any Non-Employee Director any particular term of office or limiting the right of the Company, the Board or the stockholders to terminate the term of office of any Non-Employee Director under the circumstances set forth in the Company's Certificate of Incorporation or Bylaws, or as otherwise provided by law.

SECTION 13.  Other Restrictions.
             ------------------

       Sections 5.5, 5.7 and 5.15 of the Plan shall apply to options granted pursuant to Part III of the Plan.


                                     PART IV
                                  MISCELLANEOUS

SECTION 14.  Change in Control.
             -----------------

       A "Change in Control" for purposes of this Plan shall mean any one of the events described below:

                14.1 at any time during a period of two (2) consecutive years, at least a majority of the Board shall not consist of Continuing Directors. "Continuing Directors" shall mean directors of the Company at the beginning of such two-year period and directors who subsequently became such and whose selection or nomination for election by the Company's shareholders was approved by a majority of the then Continuing Directors; or

                14.2 any person or "group" (as determined for purposes of Regulation 13D-G promulgated by the Commission under the Exchange Act or under any successor regulation), but excluding any majority-owned subsidiary or any employee benefit plan sponsored by the Company or any subsidiary or any trust or investment manager for the account of such a plan, shall have acquired "beneficial ownership" (as determined for purposes of such regulation) of the Company's securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities unless such acquisition is approved in advance by a majority of the directors of the Company who were in office immediately preceding such acquisition and any individual selected to fill any vacancy created by reason of the death or disability of any such director; or

                14.3 the Company becomes a party to a merger, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding shares of Common Stock will be converted into shares of any other company (other than a reincorporation or the establishment of a holding company involving no change in ownership of the Company or other securities or cash or other property (excluding payments made solely for fractional shares); or

                14.4 the Company's shareholders (i) approve any plan or proposal for the disposition or other transfer of all, or substantially all, of the assets of the Company, whether by means of a merger, reorganization, liquidation or dissolution or otherwise or (ii) dispose of, or become obligated to dispose of, 50% or more of the outstanding capital stock of the Company by tender offer or otherwise.

                If a Change in Control has occurred, all outstanding options granted under the Plan shall be immediately exercisable by the holder of the option for the total remaining number of Shares covered by the option and shall survive any such event.

SECTION 15.  Amendments and Termination.
             --------------------------

       The Board may amend, alter or discontinue the Plan at any time and from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee or Participant under a Stock Option award theretofore granted, without the optionee's or Participant's consent, or which, without the approval of the Company's stockholders, would require stockholder approval under the Rules.

       Except for awards made pursuant to Part III, the Committee or the Board may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent. Except for awards made to Non-Employee Directors pursuant to Part III, the Committee may also substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher option prices. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

SECTION 16.  Unfunded Status of Plan.
             -----------------------

       The Plan is intended to constitute an "unfunded" plan of incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 17.  General Provisions.
             ------------------

       17.1 All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee or the Board may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange or over-the-counter market upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee or the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

       17.2 Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

       17.3 The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its Employees, directors or Independent Contractors at any time.

       17.4 No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any award under the Plan, the Participant who is an Employee of the Company shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. To the extent permitted by the Committee, in its sole discretion, the minimum required withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

       17.5 The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

       17.6 The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 18.  Effective Date and Term of Plan.
             -------------------------------

       The Plan shall be effective as of the effective date of the merger of Human Designed Systems, Inc. with and into ISAC Acquisition Co., a wholly-owned subsidiary of the Company (the "Effective Date"), subject to the consent or approval of the Company's stockholders as provided below. No Stock Option award shall be granted pursuant to the Plan on or after ten years from the Effective Date, but Stock Options granted prior to such tenth anniversary may be exercised after such date. If the Plan is not approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, within 12 months after such effective date, any Incentive Stock Options that have been granted shall automatically become Non-Qualified Stock Options.

SECTION 19.  Interpretation.
             --------------

        A determination of the Committee or the Board as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Options shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Participant, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee or the Board may have determined or approved pursuant to this Plan. The Committee or the Board may consult with legal counsel who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

SECTION 20.  Governing Law.
             -------------

       With respect to any Incentive Stock Options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the agreements and any Options granted thereunder.

SECTION 21.  Compliance With The Rules.
             -------------------------

       21.1 Unless an Insider could otherwise transfer shares of Stock issued hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition of the Stock issued upon exercise of such Option.

       21.2 It is the intent of the Company that this Plan comply in all respects with the Rules in connection with any grant of Options to, or other transaction by, an Insider. Accordingly, if any provision of this Plan or any agreement relating to an Option does not comply with the Rules as then applicable to any such Insider, such provision will be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person. In addition, neither the Committee nor the Board shall have authority to make any amendment, alteration, suspension, discontinuation, or termination of the Plan or any agreement hereunder, or take other action if such authority would cause an Insider's transactions under the Plan not to be exempt under the Rules.

       21.3 Certain restrictive provisions of the Plan have been implemented to facilitate the Company's and Insiders' compliance with the Rules. The Committee or the Board, in its discretion, may waive certain of these restrictions, provided the waiver does not relate in any way to an Insider and, provided further, such waiver or amendment is carried out in accordance with Section 6 hereof.

SECTION 22.     Substitution of Options in a Merger, Consolidation or
                Share Exchange.
                -----------------------------------------------------

       In the event that the Company becomes a party to a merger, consolidation or share exchange (a "Business Combination") and in connection therewith substitutes options under the Plan for options of another party to such Business Combination, notwithstanding the provisions of the Plan, the terms of such substituted options may have the same terms and conditions (provided that the number of shares issuable and the exercise prices are adjusted in accordance with the terms of the Business Combination) as the former options of such other party to the Business Combination, provided, however, that the exercise price of the Options to be granted under the Plan shall be lawful consideration as determined by the Committee or the Board.

                              NEOWARE SYSTEMS, INC.
                                      Proxy

      This Proxy is Solicited by the Board of Directors of the Company for the Annual Meeting of Stockholders, May 16, 2000

         The undersigned holder of Common Stock of Neoware Systems, Inc. hereby appoints Vincent T. Dolan and Michael G. Kantrowitz, and each of them, proxies, with powers of substitution in each, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 16, 2000, at the Company's offices at 400 Feheley Drive, King of Prussia, Pennsylvania, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, and in their discretion upon such other business as may come before the Meeting.

         Shares will be voted as instructed, but if no instruction is given, shares will be voted FOR all the nominees for director named in the Proxy Statement, for the proposals described in the Proxy Statement and with discretionary authority on such other matters as may come before the meeting.

         The undersigned acknowledges receipt of this proxy with a copy of the Notice of Annual Meeting of Stockholders and the Proxy Statement of the Board of Directors.

                (Continued, and to be signed, on the other side)

1. Election of Directors

   / / FOR all nominees listed below   / / WITHHOLD AUTHORITY
                                           to vote for all nominees listed below


Nominees: Arthur R. Spector, Michael G. Kantrowitz, John M. Ryan,
          Carl G. Sempier and Christopher G. McCann

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)



------------------------------------------------------------------------------


2.  Approve an amendment to the Company's 1995 Stock Option Plan.
                  / / FOR  / / AGAINST  / / ABSTAIN

3.  Ratify the selection of Arthur Andersen LLP as Independent Auditors.
                  / / FOR  / / AGAINST  / / ABSTAIN

4. In their discretion, upon such other matters as may properly come before the meeting.

            Votes must be indicated /// or /X/ in Black or Blue ink.
     Please sign and return promptly in the enclosed postage paid envelope.

                    Change of Address or / /
                    Comments Mark Here

                    NOTE: Please sign exactly as name(s) appears hereon. Executors, administrators, trustees, etc. should give full title as such.


                    DATE:_______________________________________



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